UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

477 S. Rosemary Ave.  Ste. 219

West Palm Beach, Florida 33401

  (Address of Principal Executive Office) (Zip Code)

(561) 465-0030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

                On February 13, 2018, Forward Industries, Inc. held its 2018 annual shareholders’ meeting and the results of each of the proposals are listed below.

Proposal	For	Against	Withheld	Abstain	Broker Non-Vote
(1) To elect the following as directors:
James Frost	4,039,256	Not applicable	66,676	Not applicable	2,903,484
Howard Morgan	4,039,252	Not applicable	66,680	Not applicable	2,903,484
Sangita Shah	3,547,713	Not applicable	558,219	Not applicable	2,903,484
Terence Wise	4,038,557	Not applicable	67,375	Not applicable	2,903,484
(2) To ratify and approve the amendment to increase the number of shares available under the 2011 Long Term Incentive Plan by 1,000,000 shares	3,094,055	1,006,686	Not applicable	5,191	2,903,484
(3) To ratify the appointment of our independent registered public accounting firm for fiscal year 2018	6,928,240	61,009	Not applicable	20,167	Not applicable

There were 8,970,830 shares outstanding on the record date of the meeting and a total of 7,009,416 shares were voted. Proposal 1 required a plurality vote and Proposals 2 and 3 required an affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Therefore, all of the proposals were approved.  Immediately following the annual meeting, our Board of Directors was comprised of all of the nominees listed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: February 19, 2018	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer